Exhibit 32.2


                          CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Community Investors Bancorp, Inc. (the "Company") on Form 10-KSB for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas G. Kalb , the Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. [SECTION] 1350, as adopted pursuant to [SECTION] 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/Thomas G. Kalb
-------------------------
Thomas G. Kalb
Vice President and Chief Financial Officer
September 28, 2004


A signed original of this written statement required by Section 906 has been provided to Community Investors Bancorp, Inc. and will be retained by Community Investors Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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